Exhibit 10.1

Execution Version

REPRICING AMENDMENT

This REPRICING AMENDMENT is dated as of March 16, 2018 (this “Amendment”) and is entered into by and among Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), Conyers Park Acquisition Corp., a Delaware corporation (“Parent”), Atkins Nutritionals, Inc., a New York corporation (“ANI” or the “Administrative Borrower”), Atkins Nutritionals Holdings, Inc., a Delaware corporation (“ANH”), Atkins Nutritionals Holdings II, Inc., a Delaware corporation (“ANH II”), NCP-ATK Holdings, Inc., a Delaware corporation (“NCP” and, together with ANH, ANHII and ANI, the “Borrowers” and, the Borrowers together with Holdings and Parent, the “Loan Parties”), Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), the Consenting Lenders and the Replacement Lender.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 7, 2017, among the Borrowers, Holdings, Parent, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrowers, Holdings, the Lenders party hereto constituting no less than (i) all of the Lenders directly and adversely affected by the terms of this Amendment and the transactions contemplated hereby and (ii) the Required Lenders (determined immediately prior to giving effect to this Amendment), and the Administrative Agent (solely to acknowledge this Amendment) agree to a decrease of the interest rate margins applicable to the Initial Term Loans under the Credit Agreement and certain other amendments as set forth herein, in each case subject to the terms and conditions hereof;

WHEREAS, each Term Lender under the Credit Agreement immediately prior to the 2018 Amendment Effective Date (as defined below) (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Amendment in the form of the “Term Lender Consent” attached to that certain Memorandum posted to the Lenders on Syndtrak on March 5, 2018 (a “Term Lender Consent”) and selects Option A thereunder (the “Continuing Term Lenders”) either through (i) the cashless settlement option (lenders choosing this option, the “Converting Lenders”) or (ii) the post-closing settlement option (lenders choosing this option, the “Non-Converting Lenders”) thereby agrees to the terms and conditions of this Amendment and after the 2018 Amendment Effective Date will exchange the Initial Term Loans held by it immediately prior to the 2018 Amendment Effective Date for new term loans governed by the terms of the Credit Agreement as amended hereby (the “Replacement Loans”, which, notwithstanding anything to the contrary herein, shall continue to constitute Initial Term Loans for all purposes of the Credit Agreement as amended hereby and the other Loan Documents);

WHEREAS, each Existing Term Lender that executes and delivers a Term Lender Consent and selects Option B thereunder (the “Non-Continuing Term Lenders” and, together with the Continuing Term Lenders, the “Consenting Lenders”) thereby agrees to the terms and conditions of this Amendment and agrees that it shall execute a counterpart of the Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex A (a “Master Assignment”) and shall in accordance therewith sell all of its Initial Term Loans as specified in the applicable Master Assignment, as further set forth in this Amendment;

WHEREAS, each Existing Term Lender that fails to execute and return a Term Lender Consent by 12:00 p.m. (New York City time), on March 9, 2018 (or such later time and date as the Administrative Agent may agree in its sole discretion) (the “Consent Deadline”) (each, a “Non-Consenting Term Lender”) shall, in accordance with Section 9.02(c) of the Credit Agreement, assign and delegate, without recourse, all of its interests, rights and obligations under the Credit Agreement in respect of its Initial Term Loans to the Replacement Lender (as defined below), which Replacement Lender shall assume such obligations as specified in the Master Assignment, as further set forth in this Amendment;

WHEREAS, Barclays Bank PLC, agrees to act as fronting bank for the syndication of the Replacement Loans (in such capacity, the “Replacement Lender”), and the Replacement Lender will purchase, and the Existing Term Lenders will sell to the Replacement Lender, immediately prior to effectiveness of this Amendment, (i) Initial Term Loans of the Non-Converting Lenders, (ii) Initial Term Loans of the Non-Continuing Term Lenders and (iii) Initial Term Loans of the Non-Consenting Term Lenders; and

WHEREAS, Barclays Bank PLC and Goldman Sachs Bank USA (each, an “Arranger” and, collectively, the “Arrangers”) are acting as joint lead arrangers and joint bookrunning managers for this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A. Amendments to Credit Agreement. On the 2018 Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)  Clause (b) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting said clause in its entirety and inserting the following new clause (b) in lieu thereof:

(b) (i) at any date prior to the 2018 Amendment Effective Date, with respect to any Initial Term Loan that is an ABR Loan, 3.00% per annum, and with respect to any Initial Term Loan that is a Eurodollar Loan, 4.00% per annum, and (ii) at any date on or after the 2018 Amendment Effective Date, with respect to any Initial Term Loan that is an ABR Loan, 2.50% per annum, and with respect to any Initial Term Loan that is a Eurodollar Loan, 3.50% per annum.

(ii)  Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“2018 Amendment Effective Date” means March 16, 2018.

“2018 Repricing Amendment” means that certain Repricing Amendment dated as of the 2018 Amendment Effective Date among Holdings, the Borrowers, Parent, the Administrative Agent and the Lenders party thereto.

(iii) Section 2.11(a) of the Credit Agreement is hereby amended by deleting clause (i) of said Section in its entirety and inserting the following text in lieu thereof:

“The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the date that is six months after the 2018 Amendment Effective Date, the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction or (z) makes a mandatory prepayment of Initial Term Loans pursuant to Section 2.11(c) in connection with a Prepayment Event described in clause (b) of the definition of “Prepayment Event”, in either case, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders holding Initial Term Loans, (I) a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable Initial Term Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.”

B. Conditions Precedent. This Amendment shall become effective as of the first date (the “2018 Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied (subject to the last sentence of this Section B):

1. The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrowers, (ii) Holdings, (iii) Parent, (iv) the Administrative Agent, (v) the Consenting Lenders and (vi) the Replacement Lender.

2. Immediately following receipt of duly executed counterparts hereof as contemplated by paragraph 1 of this Section, the Borrowers shall have (a) paid all fees earned, due and payable to Barclays Bank PLC pursuant to that certain Fee Letter, dated as of March 6, 2018, among the Administrative Borrower and Barclays Bank PLC, (b) reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Amendment (and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby) and any other out-of-pocket expenses of the Administrative Agent, in each case, as required to be paid or reimbursed pursuant to that certain Engagement Letter, dated as of March 6, 2018 (the “Engagement Letter”), among the Administrative Borrower and the Arrangers and (c) paid all accrued and unpaid interest on the outstanding Initial Term Loans through and including the 2018 Amendment Effective Date.

3. The Administrative Agent shall have received a certificate of good standing (to the extent such concepts exists in the jurisdiction of incorporation, organization or formation of such Loan Party) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

4. No Default or Event of Default shall have occurred and be continuing (both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby).

5. (x) The Replacement Lender shall have executed and delivered the Master Assignment contemplated by Section C below and all conditions to the consummation of the assignments in accordance with Section C below shall have been satisfied and such assignments shall have been consummated and (y) any fees, costs and any other expenses in connection with such assignment arising under Section 9.04 of the Credit Agreement shall have been paid in full or, in the case of transfer fees payable in connection with an assignment, waived by the Administrative Agent (it being understood that the Administrative Agent has waived the right to receive any processing and recordation fee as provided in Section 9.04(b) of the Credit Agreement in connection with this Amendment and the transactions contemplated hereby).

C. Other Terms.

1. Terms Related to Replacement. The parties hereto agree that the Borrowers are exercising their rights under Section 9.02(c) of the Credit Agreement in connection with this Amendment to require any Non-Consenting Term Lender to assign all of its interests, rights and obligations under the Loan Documents, and pursuant to the Master Assignment, each Non-Consenting Term Lender shall sell and assign the principal amount of its existing Initial Term Loans as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the 2018 Amendment Effective Date, to the Replacement Lender, as assignee under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender and each Non-Consenting Term Lender shall be deemed to have executed a counterpart to such Master Assignment to give effect to such consent by such Non-Consenting Term Lender. The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Term Loans at the time of such assignment.

2. Continuing Term Lenders. Each Existing Term Lender selecting Option A on the Term Lender Consent hereto hereby consents and agrees to the amendments in Section A above and this Amendment.

3.  Non-Continuing Term Lenders. Each Existing Term Lender selecting Option B on the Term Lender Consent hereto hereby consents and agrees to (i) this Amendment and (ii) sell the entire principal amount of its existing Initial Term Loans via an assignment on the 2018 Amendment Effective Date pursuant to a Master Assignment. By executing a Term Lender Consent and selecting Option B, each Non-Continuing Term Lender shall be deemed to have executed a counterpart to the Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in the immediately preceding sentence.

4. Loan Party Certifications. By execution of Amendment, each of the undersigned hereby certifies, on behalf of the applicable Loan Party and not in his/her individual capacity, that as of the 2018 Amendment Effective Date:

(i)  each of Holdings, Parent, the Borrowers and the Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the jurisdiction of organization of such person) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate power or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under this Amendment and the Credit Agreement (as modified hereby) and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the cases of clause (a) (other than with respect to the Borrowers), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(ii)    this Amendment has been duly authorized, executed and delivered by each of Holdings, the Borrowers and Parent and when executed and delivered by the other parties hereto, will constitute a legal, valid and binding obligation of Holdings, each Borrower and Parent, enforceable against them in accordance with its terms, subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iii)   the execution and delivery by each Loan Party of this Amendment and the performance by each of Holdings, the Borrowers and Parent of this Amendment and the Credit Agreement (as modified hereby) and the consummation of the transactions contemplated hereby and thereby, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary (other than Liens created under the Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(iv) the representations and warranties of each Loan Party set forth in any Loan Document to which it is a party are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the 2018 Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(v)  no Default or Event of Default has occurred and is continuing (both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby).

5. Amendments; Execution in Counterparts; Severability; Interpretative Provisions.

(i)  No amendment or waiver of any provision of this Amendment, and no consent to any departure by the Borrowers or any other Loan Party herefrom, shall be effective unless in writing and signed by the Administrative Agent, Holdings, the Borrowers or Parent, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.

(iii) Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(iv) This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement (as modified hereby) and the other Loan Documents.

(v) The rules of construction specified in Sections 1.02 through and including 1.08 of the Credit Agreement also apply to this Amendment, mutatis mutandis.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7. Acknowledgement and Reaffirmation. Each Loan Party hereby:

(a)  (i) acknowledges that it has reviewed the terms and provisions of this Amendment (including, without limitation, Section 6), (ii) consents to the amendment of the Credit Agreement effected pursuant to this Amendment and (iii) reaffirms and confirms that each Loan Document to which it is a party or is otherwise bound, each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties pursuant to any such Loan Document and all Collateral encumbered thereby continues to guarantee or secure, as the case may be, in accordance with the terms of the applicable Loan Documents the payment and performance of all “Secured Obligations” under the Credit Agreement, and hereby ratifies the security interests in the Collateral (as defined in the Credit Agreement) granted by it pursuant to the Security Documents;

(b)  acknowledges and agrees that (i) each Loan Document to which it is a party or otherwise bound shall continue and remain in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment (except as specifically set forth herein), (ii) notwithstanding the conditions to effectiveness set forth in this Amendment, no consent by any Loan Party (other than Holdings and the Borrowers) is required by the terms of the Credit Agreement or any other Loan Document to the amendments to the Credit Agreement effected pursuant to this Amendment and (iii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require its consent to any future amendments to the Credit Agreement, except to the extent expressly set forth in Section 9.02 or other applicable section of the Credit Agreement;

(c)  agrees that the Loan Document Obligations and the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Term Loans under the Credit Agreement as amended by this Amendment; and

(d)  acknowledges and agrees that nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

8. Borrowers’ Consent. For purposes of Section 9.04 of the Credit Agreement, the Borrowers hereby consent to any assignee of the Replacement Lender or any of its respective Affiliates (in each case otherwise being an Eligible Assignee) becoming a Lender in connection with the syndication of the Initial Term Loans acquired by the Replacement Lender pursuant to Section C hereof, to the extent the inclusion of such assignee in the syndicate has been disclosed in writing to and reasonably agreed by the Borrowers prior to the 2018 Amendment Effective Date in accordance with the Engagement Letter.

9. Miscellaneous.

(i) The provisions of this Amendment are deemed incorporated as of the 2018 Amendment Effective Date into the Credit Agreement as if fully set forth therein. Except as specifically amended by this Amendment, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(ii) The Borrowers hereby confirm that the indemnification provisions set forth in Section 9.03 of the Credit Agreement shall apply to this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, and such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs) expenses and disbursements (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) as described therein which may arise herefrom or in connection herewith; provided that expenses (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) in excess of $25,000 shall not be reimburseable unless the 2018 Amendment Effective Date occurs.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

ATKINS INTERMEDIATE HOLDINGS, LLC,
as Holdings and a Guarantor

By:	/s/ Todd Cunfer
Name: Todd Cunfer
Title: Chief Financial Officer

NCP-ATK HOLDINGS, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Todd Cunfer Title: Chief Financial Officer

ATKINS NUTRITIONALS HOLDINGS, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Todd Cunfer Title: Chief Financial Officer

ATKINS NUTRITIONALS HOLDINGS II, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Todd Cunfer Title: Chief Financial Officer

ATKINS NUTRITIONALS, INC.,
as the Administrative Borrower

By:	/s/ Todd Cunfer
Name: Todd Cunfer Title: Chief Financial Officer

CONYERS PARK ACQUISITION CORP.,
as Parent and a Guarantor

By:	/s/ Todd Cunfer
Name: Todd Cunfer Title: Chief Financial Officer

[Atkins – Repricing Amendment]

BARCLAYS BANK PLC, as Administrative Agent and Replacement Lender
By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Atkins – Repricing Amendment]

ANNEX A

Form of Master Assignment and Assumption

This Assignment and Assumption (this “Master Assignment”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in in Section 1 below (each, an “Assignor”) and Barclays Bank PLC (the “Assignee”). It is understood and agreed that the rights and obligations of each Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the applicable Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the applicable Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Initial Term Loans identified opposite such Lender’s name on Schedule I hereto under the caption “Initial Term Loans held immediately prior to the 2018 Amendment Effective Date” and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the applicable Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.

By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Repricing Amendment dated as of March 16, 2018 (the “2018 Repricing Amendment”), by and among the Borrowers, Parent, Holdings, the Replacement Lender, the Consenting Lenders referred to therein, and the Administrative Agent, it shall be deemed to have consented and agreed to the 2018 Repricing Amendment.

1.	Assignor:	Each person identified on Schedule I hereto

2.	Assignee:	Barclays Bank PLC

3.	Administrative Borrower:	Atkins Nutritionals, Inc.

4.	Administrative Agent:	Barclays Bank PLC, as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of July 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ATKINS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CONYERS PARK PARENT MERGER SUB, INC., a Delaware corporation (“Parent Merger Sub”), CONYERS PARK ACQUISITION CORP., a Delaware corporation (“Parent” and following the Parent Merger as successor to Parent Merger Sub by operation of law), CONYERS PARK MERGER SUB 1, INC., a Delaware corporation (“Company Merger Sub 1”), CONYERS PARK MERGER SUB 2, INC., a Delaware corporation (“Company Merger Sub 2”), CONYERS PARK MERGER SUB 3, INC., a Delaware corporation (“Company Merger Sub 3”), CONYERS PARK MERGER SUB 4, INC., a Delaware corporation (“Company Merger Sub 4” or “Initial Administrative Borrower”, and, together with Company Merger Sub 1, Company Merger Sub 2, and Company Merger Sub 3, the “Company Merger Subs” and each, a “Company Merger Sub”, and collectively, the “Initial Borrowers”), NCP-ATK HOLDINGS, INC., a Delaware corporation (the “Company” and following the Company Merger as successor to Company Merger Sub 1 by operation of law), ATKINS NUTRITIONALS HOLDINGS, INC., a Delaware corporation (“ANH” and following the Company Merger as successor to Company Merger Sub 2 by operation of law), ATKINS NUTRITIONALS HOLDINGS II, INC., a Delaware corporation (“ANHII” and following the Company Merger as successor to Company Merger Sub 3 by operation of law), and ATKINS NUTRITIONALS, INC., a New York corporation (“ANI” and following the Company Merger as successor to Company Merger Sub 4 by operation of law, the “Administrative Borrower” and, together with the Company, ANH and ANHII, the “Acquired Companies”, and the Acquired Companies, following the consummation of the Acquisition together with the Initial Borrowers, each individually, and collectively referred to herein as the context may require, as the “Borrower”), the LENDERS and ISSUING BANKS party thereto and BARCLAYS BANK PLC, as Administrative Agent (the “Administrative Agent”).

6.	Assigned Interest:	As indicated on Schedule I hereto.

7.	Effective Date:[1]	March 16, 2018

[1]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNEE: BARCLAYS BANK PLC
By:
Name:
Title:

Consented to and Accepted:

BARCLAYS BANK PLC,
 as Administrative Agent

By:
Name:
Title:

ATKINS NUTRITIONALS, INC.

By:
Name:
Title:

ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement) and is not a Disqualified Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Lender that is not a United States person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, completed and duly executed by the Assignee and (viii) if it is an Affiliated Lender, it has indicated its status as such in the space provided on the first page of this Assignment and Assumption; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

SCHEDULE I

Initial Term Loans

ASSIGNOR	Initial Term Loans held immediately prior to the 2018 Amendment Effective Date	Initial Term Loans held immediately following the 2018 Amendment Effective Date
	$ [ _]	$-
	$ [ _]	$-

[Additional pages shall be attached hereto at the discretion of the Administrative Agent, to the extent deemed necessary or advisable by Administrative Agent to reflect calculation of amounts and percentages of assignments]

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